CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


Board of Directors and Shareholders
CyCare Systems, Inc.

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CyCare Systems, Inc. of our report dated February 14, 1996, included in the 1995 Annual Report to Shareholders of CyCare Systems, Inc.

Our audits also included the financial statement schedules of CyCare Systems, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement No. 2-83933 on Form S-8 dated May 19, 1986, Registration Statement No. 33-5201 on Form S-8 dated May 19, 1986, Registration Statement No. 33-18845 on Form S-8 dated November 25, 1987, Registration Statement No. 33-31677 on Form S-8 dated October 27, 1989, Registration Statement No. 33-34913 on Form S-8 dated May 15, 1990, Registration Statement No. 33-44487 on Form S-8 dated December 13, 1991, Registration Statement No. 33-44488 on Form S-8 dated December 13, 1991,
Registration   Statement  No.   33-60217  on  Form  S-8  dated  June  14,  1995,
Registration Statement No. 33-60219 on Form S-8 dated June 14, 1995, Registration Statement No. 33-60221 on Form S-8 dated June 14, 1995 and
Registration Statement No. 33-65465 on Form S-3 dated December 29, 1995 of CyCare Systems, Inc. of our report dated February 14, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of CyCare Systems, Inc.


                                                               Ernst & Young LLP




Phoenix, Arizona
March 26, 1996